                                                                    (EXHIBIT 11)

                          INTERNATIONAL PAPER COMPANY
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                    (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)

                                                                               YEAR TO DATE
                                                                               DECEMBER 31,
                                                                      -------------------------------
                                                                        1998       1997       1996
                                                                      ---------  ---------  ---------
NET EARNINGS (LOSS)                                                   $     236  $    (151) $     303
Effect of dilutive securities
  Preferred securities of subsidiary trust
                                                                      ---------  ---------  ---------
NET EARNINGS (LOSS)--ASSUMING DILUTION                                $     236  $    (151) $     303
                                                                      ---------  ---------  ---------
                                                                      ---------  ---------  ---------

AVERAGE COMMON SHARES OUTSTANDING                                         305.9      301.6      292.1
Effect of dilutive securities
  Long-term incentive plan deferred compensation                           (0.9)      (0.9)      (0.9)
  Stock options                                                             1.3                   1.4
  Preferred securities of subsidiary trust
                                                                      ---------  ---------  ---------
AVERAGE COMMON SHARES OUTSTANDING--ASSUMING DILUTION                      306.3      300.7      292.6
                                                                      ---------  ---------  ---------
                                                                      ---------  ---------  ---------

EARNINGS (LOSS) PER COMMON SHARE                                      $    0.77  $   (0.50) $    1.04
                                                                      ---------  ---------  ---------
                                                                      ---------  ---------  ---------
EARNINGS (LOSS) PER COMMON SHARE--ASSUMING DILUTION                   $    0.77  $   (0.50) $    1.04
                                                                      ---------  ---------  ---------
                                                                      ---------  ---------  ---------

Note: If an amount does not appear in the above table, the security was antidilutive for the period presented.